Exhibit 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the attached Statement on Schedule 13D/A relating to the Ordinary Shares, par value NIS 0.90 per share of Tat Technologies Ltd. is filed on behalf of each of them.


Date: September 24, 2007



                                            TAT Industries Ltd.


                                            By: /s/Israel Ofen
                                                --------------
                                            Name:  Israel Ofen
                                            Title: President


                                            /s/Shlomo Ostersetzer
                                            ---------------------
                                            Shlomo Ostersetzer



                                            /s/Dov Zeelim
                                            -------------
                                            Dov Zeelim



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